UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 8, 2004

KNBT Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50426	38-3681905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Highland Avenue, Bethlehem, Pennsylvania		18017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (618) 861-5100

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.14d-2(b))

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On December 8, 2004, KNBT Bancorp, Inc., a Pennsylvania corporation (“KNBT”), entered into an Agreement and Plan of Merger dated December 8, 2004 (the “Merger Agreement”) with Northeast Pennsylvania Financial Corp., a Delaware corporation (“NEPF”), which sets forth the terms and conditions under which NEPF will merge with and into KNBT (the “Merger”).

The Merger Agreement provides, among other things,  that upon consummation of the Merger each outstanding share of common stock of NEPF (“NEPF Common Stock”) (other than shares held by NEPF (including treasury shares) or KNBT or any of their respective wholly-owned subsidiaries, in each case other than in a fiduciary capacity) shall, by virtue of the Merger, and without any further action by the holder thereof, be converted into the right to receive $23.00 in cash or common stock of KNBT (“KNBT Common Stock”) at the election of the holder thereof, subject to an overall requirement that 50% of the total outstanding NEPF Common Stock be exchanged for KNBT Common Stock and 50% for cash.  The stock component of the merger consideration will be valued at $23.00 per share based upon the average market price of KNBT common stock during the 20-trading day period ending on the fifth business day prior to the closing of the merger.

In addition, each director of NEPF entered into a Shareholder Agreement with KNBT, pursuant to which each such person agreed, among other things, to vote his or her shares of NEPF Common Stock in favor of the Merger Agreement at a meeting of shareholders of NEPF to be called to consider and approve the Merger Agreement.

Completion of the Merger is subject to a number of customary conditions, including, but not limited to, (a) the approval of the Merger Agreement by the shareholders of NEPF and (b) the receipt of requisite regulatory approvals by the applicable federal and state regulatory agencies.

For additional information, reference is made to the press release dated December 9, 2004, and the investor presentation prepared by KNBT regarding the Merger, which are included as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  The following exhibits are included with this Report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 8, 2004, by and between KNBT Bancorp, Inc. and Northeast Pennsylvania Financial Corp.*
10.1	Form of Shareholder Agreement between KNBT Bancorp, Inc. and the directors of Northeast Pennsylvania Financial Corp.*
99.1	Press Release, dated December 9, 2004
99.2	Investor Presentation

* To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNBT BANCORP, INC.

By:	/s/ Scott V. Fainor
Name: Scott V. Fainor
Title: President and Chief Executive Officer

Date: December 9, 2004